EXHIBIT 10.17(n)


                                     FORM OF
                               EXCHANGE AGREEMENT


     This Exchange Agreement (this "Agreement") is entered into, effective as of March 19, 2004, between Hecla Mining Company ("Hecla") and Langley Partners, L.P. ("Holder"). Hecla and Holder hereby agree as follows:

     1. Exchange. Hecla will issue to Holder 93,692 shares (the "Shares") of Hecla common stock, par value $0.25 per share (the "Common Stock") in exchange for 11,800 shares of Hecla Series B Cumulative Convertible Preferred Stock ("Preferred Stock") held by Holder (the "Exchange").

     2. Legality of Issuance. Hecla hereby represents that the Shares are being issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof and will be, when issued in accordance with this Agreement, duly issued, fully-paid, non-assessable and freely transferable shares of Common Stock, subject to listing on the New York Stock Exchange. Hecla will use its best reasonable commercial efforts to affect the listing of the Shares with the New York Stock Exchange. Holder hereby acknowledges that the Shares are being issued without registration under the Securities Act of 1933, as amended, in reliance upon Section 3(a)(9) thereof.

     3. No Commission; Unsolicited Transaction. Hecla confirms that it paid no commission or other remuneration to any person in connection with the solicitation or effectuation of the Exchange. Holder confirms that Hecla did not solicit the Exchange.

     4. Delivery of Preferred Stock. Holder agrees to promptly, after execution of this Agreement deliver the above referenced Preferred Stock to American Stock Transfer and Trust Company via the DWAC system (transfer agent #29-41) for cancellation. Holder represents that it owns the Preferred Stock clear of any lien, encumbrance, or pledge of any kind and that the Exchange shall transfer all title thereto to Hecla. Holder represents that it is an accredited investor.

         The address and contact information for American Stock Transfer and Trust Company is as follows:

              American Stock Transfer and Trust Company
              59 Maiden Lane
              New York, New York 10038
              Contact:  Paula Caroppoli
              (718) 921-8275

     5. Issuance of Shares. Hecla agrees that it will promptly, after confirmation by American Stock Transfer and Trust Company of the receipt of the Preferred Stock, instruct Hecla's transfer agent for the common stock ("American Stock Transfer and Trust") to


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         electronically transfer the Shares via the DWAC system to DTC for
         Holder's account as identified below:

     Recipient:       Goldman Sachs & Company
     DTC Account #:   0005
     Comment Line:    for credit to Langley Partners, LP Account # 002-03972

     The comment line must read exactly as written above or it will be rejected.

     Goldman Sachs & Company contact info is:

              Goldman Sachs & Company
              Attn: Ms. Noelle Gamble
              One New York Plaza
              New York, NY 10004
              Telephone:  (212) 357-4149
              Facsimile: (212) 493-9773

     Furthermore, Hecla agrees that the Shares issued to Holder in exchange for the Preferred Stock will be deposited in Holder's accounts within three business days after Hecla receives confirmation from American Stock Transfer and Trust of the receipt of the Preferred Stock.

     6. Payment of Dividends: Hecla and Holder agree that the issuance of the Shares in the Exchange constitutes satisfaction in full on any and all amounts (including principal, dividends, and any other fees) owed by Hecla to Holder under the Preferred Stock.

     7. Governing Law: This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of law thereof.

     IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the date first written above.

HECLA MINING COMPANY


By:      /s/ Lewis E. Walde
         -----------------------------------

Title:   Vice President and CFO
         -----------------------------------

Date:    March 19, 2004
         -----------------------------------


HOLDER:
         -----------------------------------


By:      /s/ Jeffrey Thorp
         -----------------------------------

Name of Investing Entity:       Langley Partners, L.P.
Name of Authorized Signatory:   Langley Capital, LLC
Title of Authorized Signatory:  General Partner
Title of Authorized Signatory:  Managing Member